Exhibit 99.3

725362_1 Revocable Proxy Asia Bancshares, Inc. Special Meeting of Shareholders [•], 2015 For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of January 20, 2015, as amended by amendment no. 1 on March 9, 2015, and as it may be further amended from time to time, between Cathay General Bancorp and Asia Bancshares, Inc., and the transactions contemplated thereby. The Board recommends a vote FOR Proposal No. 1 Please be sure to date and sign This instruction card in the box below.  Shareholder Signature Joint Shareholder Signature Date Date Please mark as indicated in this example Unless otherwise specified, this Proxy will be voted FOR Proposal No. 1, and in the discretion of the persons to whom this Proxy is granted upon other matters that may properly come before the special meeting. Mark here if you plan to attend the meeting Mark here for address change and note change   Please sign exactly as your name(s) appear(s) hereon. Please note that the last vote received will be the vote counted. Your Vote is important!

725362_1 REVOCABLE PROXY Asia Bancshares, Inc. SPECIAL MEETING OF SHAREHOLDERS [•], 2015 5:00 p.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Asia Bancshares, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints Christine Shih, Yu-Shang Tsai and Tom W.H. Yuan, or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Asia Bancshares, Inc., held of record by the undersigned on [ ] 2015, at the Special Meeting of Shareholders of Asia Bancshares, Inc., to be held at Asia Bank, N.A., 135-11 Roosevelt Avenue, Flushing, New York 11354, on [•], 2015, at 5:00 p.m., or any adjournment thereof. PLEASE COMPLETE, DATE AND SIGN THE OTHER SIDE. PLEASE MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Continued, and to be marked, dated and signed, on the other side) ASIA BANCSHARES, INC. – SPECIAL MEETING [•], 2015 YOUR VOTE IS IMPORTANT Special Meeting Materials are available on-line at: [•] You vote is made by marking, signing and dating your proxy card and returning it promptly in the enclosed envelope which requires no postage if mailed in the United States.